     As filed with the Securities and Exchange Commission on April 4, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            GENOME THERAPEUTICS CORP.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                             04-2297484
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)               Identification No.)

                 100 BEAVER STREET, WALTHAM, MASSACHUSETTS 02453
          (Address of principal executive offices, including zip code)

                            -------------------------

                 STOCK OPTION AGREEMENTS AND 2001 INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

          STEPHEN COHEN                               WITH A COPY TO:
    GENOME THERAPEUTICS CORP.                      DAVID C. CHAPIN, ESQ.
        100 BEAVER STREET                          PATRICK O'BRIEN, ESQ.
  WALTHAM, MASSACHUSETTS 02453                          ROPES & GRAY
         (781) 398-2300                           ONE INTERNATIONAL PLACE
                                              BOSTON, MASSACHUSETTS 02110-2624
                                                       (617) 951-7000

                            -------------------------

 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                    Proposed Maximum          Proposed Maximum         Amount of
   Title of Each Class of       Amount to be       Offering Price Per        Aggregate Offering      Registration
Securities to be Registered      Registered             Share(1)                  Price(1)                Fee
-----------------------------------------------------------------------------------------------------------------
    Common Stock, $.10
    par value per share       3,912,296 shares         $5.75                    $22,495,702            $5,624
=================================================================================================================

(1) The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Genome Therapeutics Corp.'s common stock, par value $.10 per share, as reported by the National Association of Securities Dealers Automated Quotation system on April 2, 2001.

                    Exhibit Index can be found on page II-6.

                           This is page 1 of 24 pages.

================================================================================

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART 2

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Genome Therapeutics Corp., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference including:

     (a) Our Annual Report on Form 10-K for the fiscal year ended August 31, 2000, as filed with the Commission on November 22, 2000;

     (b) Our Quarterly Report on Form 10-Q for the quarter ended November 25, 2000, as filed with the Commission on January 9, 2001;

     (c) The description of the Common Stock, $.10 par value (the "Common Stock"), contained in the Company's Form 10/A (Commission File No. 000-10824); and

     (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

     The Company's Restated Articles of Organization, as amended to date, provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The By-Laws provide that the Company shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts. In addition, the Company holds a Directors and Officer Liability and Corporate Indemnification Policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

Exhibit 4(a)        Form of Stock Option Agreement - Attached Herewith.

Exhibit 4(b)        Form of Stock Option Agreement - Attached Herewith.

Exhibit 4(c)        The Company's 2001 Incentive Plan--Attached Herewith.

Exhibit 4(d) The Company's Restated Articles of Organization (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference).

Exhibit 4(e) Amendment dated January 5, 1982 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference).

Exhibit 4(f) Amendment dated January 24, 1983 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference).

Exhibit 4(g) Amendment dated January 17, 1984 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference).

Exhibit 4(h) Amendment dated December 9, 1987 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference).

Exhibit 4(i) Amendment dated January 24, 1994 to Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(j) Amendment dated August 31, 1994 to Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(k) The Company's By-laws (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference).

Exhibit 4(l) Amendment dated October 20, 1987 to the By-laws (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1987 and incorporated herein by reference).

Exhibit 4(m) Amendment dated October 16, 1989 to the By-laws (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1989 and incorporated herein by reference).

Exhibit 5           Opinion of Ropes & Gray.

Exhibit 23(a)       Consent of Ropes & Gray (contained in Exhibit 5).

Exhibit 23(b)       Consent of Arthur Andersen LLP.

Exhibit 24 Power of Attorney (included as part of the signature pages to this Registration Statement).

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts, on this 30th day of March, 2001.


                                      GENOME THERAPEUTICS CORP.



                                      /s/ STEVEN M. RAUSCHER
                                      ------------------------
                                      Name:  Steven M. Rauscher
                                      Title: President and Chief
                                             Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher and Stephen Cohen and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                           TITLE                      DATE

   /s/ ROBERT J. HENNESSEY            Director, Chairman of the       March 30, 2001
--------------------------------      Board
     Robert J. Hennessey

   /s/ STEVEN M. RAUSCHER             Director, President and         March 30, 2001
--------------------------------      Chief Executive Officer
     Steven M. Rauscher

                                      Chief Financial Officer,        March 30, 2001
      /s/ STEPHEN COHEN               Senior Vice President and
--------------------------------      Principal Financial Officer
        Stephen Cohen

      /s/ MARC GARNICK                Director                        March 30, 2001
--------------------------------
        Marc Garnick


      /s/ PHILIP LEDER                Director                        March 30, 2001
--------------------------------
        Philip Leder

      /s/ LAWRENCE LEVY               Director                        March 30, 2001
--------------------------------
        Lawrence Levy

     /s/ NORBERT RIEDEL               Director                        March 30, 2001
--------------------------------
       Norbert Riedel


                                 EXHIBIT INDEX


Number            Title of Exhibit                               Page
------            ----------------                               ----

4(a)        Form of Stock Option Agreement                       II-7

4(b)        Form of Stock Option Agreement                       II-11

4(c)        2001 Incentive Plan                                  II-15

5           Opinion of Ropes & Gray                              II-22

23(a)       Consent of Ropes & Gray             Contained in Exhibit 5

23(b)       Consent of Arthur Andersen LLP                       II-23

24          Power of Attorney                   Included as part of the
                                                Signatures to this
                                                Registration